Exhibit 99.2

Condensed Consolidated Financial Statements

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES

September 30, 2018

ONSTREAM HOLDINGS INC.
TABLE OF CONTENTS

Page

Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheet	3

Condensed Consolidated Statements of Operations and Comprehensive Income	4

Condensed Consolidated Statement of Changes in Stockholders’ Equity	5

Condensed Consolidated Statement of Cash Flows	6

Notes to Condensed Consolidated Financial Statements	7 - 16

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
As of September 30, 2018 and December 31, 2017
(unaudited in thousands, except per share data)

	2018	2017
ASSETS

Current assets
Cash and cash equivalents	$465	$—
Accounts receivable	7,703	7,025
Prepaid expenses	228	264

Total current assets	8,396	7,289

Property and equipment, net	8,120	4,465
Intangible assets, net	20,548	23,527
Goodwill	40,471	40,471

Total assets	$77,535	$75,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$2,896	$1,710
Income taxes payable	116	1,652
Dividend payable	—	526
Current portion of revolving term loan	2,250	2,250

Total current liabilities	5,262	6,138

Deferred rent	158	—
Deferred tax liability	1,141	1,492
Related party debt	15,426	14,170
Long-term portion of revolving term loan	39,358	41,954
Other long-term liabilities	377	377

Total liabilities	61,722	64,131

Stockholders' equity
Common stock par value $0, unlimited authorized, 13,461 Series A shares, 5,769 Series B shares 770 Series C shares issued and outstanding	—	—
Class D preferred stock, par value $1, unlimited authorized 6,000 shares issued and outstanding	6,000	6,000
Additional paid in capital	532	92
Retained earnings	9,427	5,706
Accumulated other comprehensive loss	(146)	(177)

Total stockholders' equity	15,813	11,621

Total liabilities and stockholders' equity	$77,535	$75,752

The accompanying notes are an integral part of these condensed consolidated financial statements.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
For the nine months ended September 30, 2018 and 2017
(unaudited in thousands)

	2018	2017

Revenue	$28,467	$26,387
Cost of revenue	9,982	7,631

Gross profit	18,485	18,756

Selling, general and administrative	6,645	5,226
Depreciation and amortization	3,979	4,179
Development costs	161	152

Income from operations	7,700	9,199

Interest expense	2,627	2,262
Other expense	123	59

Income before income taxes	4,950	6,878

Provision for income taxes	1,229	1,554

Net income	3,721	5,324

Other comprehensive income (loss):
Foreign currency translation adjustment	31	(196)

Comprehensive income	$3,752	$5,128

The accompanying notes are an integral part of these condensed consolidated financial statements.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Changes in Stockholders’ Equity
For the nine months ended September 30, 2018 and 2017
(unaudited in thousands)

											Accumulated
	Series A Common Stock		Series B Common Stock		Series C Common Stock		Series D Preferred Stock		Additional		Other	Total
	Number of		Number of		Number of		Number of		Paid-in	Retained	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Balance at December 31, 2017	13,461	$—	5,769	$—	770	$—	6,000	$6,000	$92	$5,706	$(177)	$11,621

Stock based compensation	—	—	—	—	—	—	—	—	440	—	—	440
Net income	—	—	—	—	—	—	—	—	—	3,721	—	3,721
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	31	31

Balance at September 30, 2018	13,461	$—	5,769	$—	770	$—	6,000	$6,000	$532	$9,427	$(146)	$15,813

											Accumulated
	Series A Common Stock		Series B Common Stock		Series C Common Stock		Series D Preferred Stock		Additional		Other	Total
	Number of		Number of		Number of		Number of		Paid-in	Retained	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Balance at December 31, 2016	13,461	$13,461	5,769	$5,769	770	$770	6,000	$6,000	$16	$880	$1	$26,897

Stock based compensation	—	—	—	—	—	—	—	—	33	—	—	33
Net income	—	—	—	—	—	—	—	—	—	5,324	—	5,324
Dividends declared	—	—	—	—	—	—	—	—	—	(560)	—	(560)
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	(196)	(196)

Balance at September 30, 2017	13,461	$13,461	5,769	$5,769	770	$770	6,000	$6,000	$49	$5,644	$(195)	$31,498

The accompanying notes are an integral part of these condensed consolidated financial statements.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2018 and 2017
(unaudited in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES	2018	2017
Net income	$3,721	$5,324
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,979	4,179
Gain on sale of equipment	(4)	—
Amortization of capitalized financing costs	91	54
Deferred income taxes	33	(546)
Accrued interest on related party debt	1,256	(443)
Stock based compensation expense	440	33
Changes in operating assets and liabilities
Accounts receivable	(656)	(1,981)
Prepaid expenses	38	(20)
Accounts payable and accrued liabilities	1,180	1,222
Deferred rent	157	—
Income taxes payable	(1,921)	1,502
Net cash provided by operating activities	8,314	9,324

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,656)	(1,909)
Proceeds from the sale of property and equipment	4	—

Net cash used in investing activities	(4,652)	(1,909)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of borrowings on revolving term loan	(2,687)	(4,312)
Payment of dividends	(526)	(560)
Net cash used in financing activities	(3,213)	(4,872)

Effect of exchange rate changes on cash and cash equivalents	16	(90)

Net change in cash and cash equivalents	465	2,453

Cash and cash equivalents
Beginning of period	—	388
End of period	$465	$2,841

Supplemental disclosure of cash paid
Interest	$1,362	$2,698
Income taxes	$1,400	$639

The accompanying notes are an integral part of these condensed consolidated financial statements.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION
Onstream Holdings Inc. (“Onstream” or the “Company”), was incorporated on September 23, 2015 and holds 100% of the outstanding shares of Onstream Pipeline Inspection Services Inc. (“Onstream Services”). Onstream is based in Calgary, Alberta and provides pipeline inspection services to the oil & gas industry in Canada and the United States. Onstream Services commenced commercial operations on November 25, 2015 upon the acquisition of Onstream Pipeline Inspection Inc.

2.	BASIS OF PRESENTATION
Basis of Presentation
These unaudited condensed consolidated financial statements of the Company have been prepared by management in accordance with U.S. GAAP. The accounting policies applied are consistent with those outlined in the Company’s annual audited financial statements for the year ended December 31, 2017, except as described in Note 3, Accounting Changes. Capitalized and abbreviated terms that are used but not otherwise defined herein are identified in the 2017 audited consolidated financial statements.

These unaudited condensed consolidated financial statements reflect adjustments, all of which are normal recurring adjustments that are, in the opinion of management, necessary to reflect the financial position and results of operations for the respective periods. These condensed consolidated financial statements do not include all disclosures required in the annual financial statements and should be read in conjunction with the 2017 audited consolidated financial statements.
Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of financial statements. The Company bases its estimates and assumptions on historical experience, known or expected trends and various other assumptions that it believes to be reasonable. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates, which may cause the Company’s future results to be significantly affected. The accounts and transactions that require the use of estimates includes: deferred taxes, long lived assets, goodwill, stock based compensation expense, depreciation expense, and amortization expense.
Recent Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which is effective for public entities for annual and interim periods beginning after December 15, 2018. ASU 2016-02 requires an entity to recognize a right-of-use asset and a lease liability for long-term leases. The liability will be equal to the present value of lease payments. We are in the process of evaluating the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures.
In August 2016, the FASB issued ASU No. 2016-15 “Statements of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”) which is effective for the annual and interim periods beginning after December 15, 2018. ASU 2016-15 is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

statement of cash flows. We are in the process of evaluating the effect that ASU 2016-15 will have on our consolidated financial statements and related disclosures.

3.	ACCOUNTING CHANGES
Revenue
The majority of the Company's revenues are derived from providing services on a time and material basis and are short term in nature. The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which was adopted on January 1, 2018, using the cumulative catch-up transition method. The adoption of ASC Topic 606 did not impact the Company's unaudited condensed consolidated financial statements.

Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in ASC Topic 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. The majority of our contracts have a single performance obligation. The Company inspection services to its customers.

Contract modifications are not routine in the performance of our contracts. Generally, when contracts are modified, the modification is to account for changes in scope to the services that are provided. In most instances, contract modifications are for services that are distinct, and, therefore, are accounted for as a separate contract.

Our performance obligations are satisfied over time as work progresses or at a point in time. The majority of our revenue recognized over time as work progresses is related to our service deliverables, which includes providing inspection services to our customers. Revenue is recognized over time based on time and material incurred to date which best portrays the transfer of control to the customer. Fixed fee arrangements are determined based on expected labor, material, and overhead to be consumed on fulfillment of such services.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

Contract Estimates
The majority of our revenues are short-term in nature. The Company has many Master Service Agreements (MSAs) that specify an overall framework and terms of contract when the Company and customers agree upon services to be provided. The actual contracting to provide services are triggered by a work order, purchase order, or some similar document issued pursuant to a MSA which sets forth the scope of services and/or identifies the products to be provided.

The Company does not enter into long-term contracts.

Revenue by Category
The following table presents our disaggregated revenues by geographic region:

Nine Months ended
September 30, 2018	Total
Canada	$25,844
US	$2,623
Total	$28,467

4.	PROPERTY AND EQUIPMENT
Property and equipment consist of the following as of September 30, 2018 and December 31, 2017:

	2018	2017
Inspection equipment	$6,940	$4,580
Automotive equipment	3,949	2,183
Computer and office equipment	1,055	592
	11,944	7,355

Less: accumulated depreciation	(3,824)	(2,890)

Property and equipment, net	$8,120	$4,465
Depreciation expense for the nine months ended September 30, 2018 and 2017 was $1,001 and $1,201, respectively.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

5.	INTANGIBLE ASSETS
Intangible assets consist of the following as of September 30, 2018 and December 31, 2017:

	2018	2017

Customer relationships	$20,000	$20,000
Intellectual property	7,800	7,800
Trade name	4,000	4,000

	31,800	31,800

Less: accumulated depreciation	(11,252)	(8,273)

Intangible assets, net	$20,548	$23,527
Total intangible amortization expense for the nine months ended September 30, 2018 and 2017 was $2,978 for both periods.
The estimated amortization expense for the next five fiscal years is as follows:

2018	$993
2019	3,971
2020	3,971
2021	3,971
2022	3,642

Total	$16,548

6.	RELATED PARTY DEBT
In November 2015, the Company obtained financing from a shareholder of the Company at that time through a $14,000 unsecured, subordinated debt that bears interest at 12.0%. Interest is accrued annually on the anniversary date with interest on overdue interest. There are no required principal repayments until maturity. The debenture matures in May 2020. During the nine months ended September 30, 2018 and 2017, the Company recognized interest of $1,257 and $1,386, respectively. Accrued interest totaling $0 and $1,831 was paid during the nine month ended September 30, 2018 and 2017, respectively. Accrued interest at September 30, 2018 and December 31, 2017 totaled $1,427 and $170, respectively.

7.	REVOLVING TERM LOAN
Since November 2015, the Company has available a $5,000 revolving operating line of credit which is increased on a dollar for dollar basis based on permitted distributions, as defined in the lending agreement, up to a maximum of $7,500. At September 30, 2018 and December 31, 2017, the available amount under the revolving operating line of credit was $5,924 for both periods. $2,000 was drawn on the revolving operating line of credit during June 2018 and repaid in July 2018.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

On December 22, 2017, the Company completed an amendment to an existing credit agreement (the “Amendment”). The Amendment increased the amount available on the four year reducing, revolving term loan to $45,000. The Amendment also reduced the interest rates, standby fees, and covenants as discussed below. The term of the credit agreement did not change.
The loans bear interest at the lenders prime rate, US base rate advances, LIBOR or bankers acceptances rates plus a margin that ranges from 0.6% to 3.1% and 1% to 3.5% during the nine months ended September 30, 2018 and 2017, respectively). The margin is adjusted based on the total funded debt to adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) computed under generally accepted accounting standards for private enterprises in Canada (“ASPE”). The Company historically prepared financial statements under ASPE and there are no significant differences in the calculation of adjusted EBITDA between ASPE and US GAAP. A standby fee ranging from 0.3% to 0.6% and 0.4% to 0.7% during the nine months ended September 30, 2018 and 2017, respectively, is charged on amounts undrawn.
At September 30, 2018 and December 31, 2017, the other long-term debt was comprised of the following:

	2018	2017

Principal on revolving term loan	$41,750	$44,438
Less: unamortized debt issuance costs	(142)	(234)
	41,608	44,204

Less: current portion	(2,250)	(2,250)

Long-term portion of revolving term loan	$39,358	$41,954
The costs associated with obtaining the facility have been presented net of the term loan and are being amortized into finance costs using the effective interest method over the term of the loan.
The revolving term loan matures on November 25, 2019 with any amounts drawn due and payable on the maturity date.
In addition to the scheduled annual principal repayments, the Company is required to make annual principal payments of excess annual cash flow. Excess cash flow is defined in the lending agreement and in substance is calculated under ASPE as adjusted EBITDA less permitted amounts such as cash taxes, certain capital expenditures, interest expense and scheduled debt repayments. If the ratio of total funded debt to adjusted EBITDA at year end exceeds 2.25:1 the excess cash flow sweep is reduced by 50%.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

The Company is required to comply with several financial and non-financial covenants under the term of the lending agreement. The total funded debt to adjusted EBITDA under ASPE is measured quarterly. The remaining covenants are as follows:

Through December 30, 2018	4.00:1
December 31, 2018 to June 29, 2019	3.75:1
June 30, 2019 and thereafter	3.25:1

In addition, the quarterly fixed charge ratio under ASPE must not be less than 1.15:1.
The Company was in compliance with the financial covenants at September 30, 2018 and December 31, 2017.
The loans are secured by all of the assets of the Company and parental guarantees.

8.	RELATED PARTY TRANSACTIONS
In addition to the related party debt, the financial statements include $202 and $196 of rent paid during the nine months ended September 30, 2018 and 2017, respectively, to a company in which key individuals of the Company are shareholders.

9.	DEFINED CONTRIBUTION PLANS
The Company has a 401(k) plan for eligible employees in the United States. Employees may contribute up to 90 percent of their compensation subject to certain limits based on U.S. federal tax laws. The Company makes matching contributons equal to 100 percent of the first 4 percent of an employee’s compensation contributed to the plan. Matching contributions vest to the employee over a three-year period. The Company may also decide to make nonelective contributions. The nonelective contributions vest to the employee equally over a six-year period.
The Company also has a registered retirement savings plan (“RRSP”) for eligible employees in Canada. Employees may contribute up to 3 (or 5, if employee has over 3 years of service) percent of their compensation subject to certain limits based on Canadian tax laws. The Company makes matching contributons equal to 100 percent of the first 3 (or 5, if employee has over 3 years of service) percent of an employee’s compensation contributed to the plan. These contributions vest immediately to employees.
Employer contributions to the plans totaled $204 and $162 during the nine months ended September 30, 2018 and 2017, respectively.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

10.	STOCKHOLDER’S EQUITY
The Company’s authorized capital stock consists of an unlimited number of Class A, B, and C common shares, an unlimited number of class D preferred shares, and up to 5 million Class P 2015 and up to 10 million Class P 2016 preferred shares.
Class A and B common shares are entitled to vote and dividends are at the discretion of the Company. Class C common shares are not entitled to vote and can be converted to class A common shares at the option of the Company. Class D preferred shares are not entitled to vote and have cumulative preferential dividends, if and when declared by the Company, at a rate of 8.76%. Dividends can be paid in cash or additional class D preferred shares at the option of the Company. In addition, class D preferred shares are redeemable at the Company’s option. During the nine months ended September 30, 2018 and 2017, the Company declared dividends of $0 and $560, respectively. At September 30, 2018, there were no dividends payable. At December 31, 2017, dividends of $526 were payable and subsequently, paid during the nine months ended September 30, 2018.

11.	EMPLOYEE STOCK OPTION PLAN
The Company created an Employee Stock Option Plan (“ESOP”) as incentive to recruit and retain key management positions. The ESOP entitles the option holder the right to acquire Class C common shares. Grants under the plan are issued based on the fair market value of the shares as of the date of the grant as determined by the Board of Directors. The options granted vest evenly over a five-year period on each anniversary date of the grant with an expiry date of ten years from the date of the grant.
The compensation expense that has been recognized in selling, general and administrative expense for the nine months ended September 30, 2018 and 2017 was $440 and $33, respectively. The corresponding amount has been recognized in additional paid in capital. Expected volatility is estimated by considering historic average share price volatility.
The fair value of the employee options and the computation of stock compensation expense are measured using the Black-Scholes option pricing model.
The Company has reserved 1,000,000 class C common shares as at September 30, 2018 and December 31, 2017 for issuance under the ESOP for employees. The maximum number of options permitted to be outstanding at any point in time is limited to 5% of the common shares then outstanding.
In April 2018, 200,000 options under the Company’s ESOP program were cancelled as a result of an employee termination.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

The following table provides a summary of the status of the Company’s stock option plan and changes during the nine months ended September 30:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in Years)

Outstanding, December 31, 2017	600,000	$0.29
Granted	—	—
Exercised	—	—
Forfeited	(200,000)	—

Outstanding, September 30, 2018	400,000	$0.44	8.21

Exercisable, September 30, 2018	120,000	$—	7.87
Additional information regarding stock options outstanding as of September 30, 2018 is as follows:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price Per Share

$0.00	300,000	7.87	$0.00
$1.75	100,000	9.23	$1.75

Total	400,000	8.21	$0.44
The Company recorded compensation expense related to stock options of $440 and $33 for the nine months ended September 30, 2018 and 2017, respectively.
Unrecognized compensation costs related to all non-vested stock-based compensation awards granted was $491 and $931 as of September 30, 2018 and December 31, 2017, respectively. As of September 30, 2018, this cost was to be expected to be recognized over a weighted-average remaining period of 3.1 years for stock options. As of September 30, 2018 and December 31, 2017, the total fair value of shares vested was $210 and $175, respectively.

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

12.	COMMITMENTS AND CONTINGENCIES
The Company has various operating leases for its offices in Canada and the United States which expire at various times through January 2029. Future minimum rent commitments as of September 30, 2018 are as follows:

2018	$138
2019	1,429
2020	1,388
2021	1,407
2022	1,995
2023	5,441

Total value of future minimum lease payments	$11,798
Rent expense was approximately $657 and $466 for the nine months ended September 30, 2018 and 2017, respectively.
In July 2018, one of the Company’s U.S. customers issued a demand letter requesting payment for costs incurred as a result of a failed inspection of approximately $500 USD. As the outcome of this matter has not been resolved and the final financial statement impact is uncertain, no amount has been accrued in these condensed consolidated financial statements.

13.	INCOME TAXES
The Company’s provision for income taxes in interim periods is computed by applying an estimated annual effective tax rate against income before taxes for the period in addition to recording any tax effects of discrete items for the nine months ended September 30, 2018. For interim reporting purposes, the Company has not recorded any discrete items years for the nine months ended September 30, 2018. The provision for income taxes was $1,230 and $1,554 for the nine months ended September 30, 2018 and 2017, respectively, which is different from applying the statutory rate of 27% to pretax book income due to permanent adjustments and various tax credits in Canada.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”). The Tax Act makes broad and complex changes to the U.S. tax code, most of which were effective for tax years beginning after December 31, 2017. ASC 740 requires companies to recognize the effects of tax law changes in the period of enactment, which for the Company is the fourth quarter of 2017, even though the effective date of most provisions of TCJA is January 1, 2018. Staff Accounting Bulletin 118 (“SAB 118”) allows a company to recognize provisional amounts when it does not have the necessary information available, prepared or analyzed, including computations, in reasonable detail to complete its accounting for the change in tax law. The measurement period ends when a company has obtained, prepared and analyzed the information necessary to finalize its accounting, but cannot extend beyond one year. The Company has not completed the accounting for the income tax effects of the Tax Act and the amounts recorded under SAB 118 remain provisional. The

ONSTREAM HOLDINGS INC. AND SUBSIDIARIES
Notes to Condensed Consolidated Financial Statements
September 30, 2018
(unaudited in thousands, except share and per share data)

Company will complete the accounting for the income tax effects of the Tax Act during the quarter ending December 31, 2018. Other than the reduction of the federal corporate rate, the Company does not expect any material impact of the Tax Act on periods after December 31, 2017.

14.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events through February 28, 2019, the date on which these unaudited condensed consolidated financial statements were available to be issued.
On December 13, 2018, the shareholders of Onstream Holdings Inc. entered into a Share Purchase Agreement whereby 100% of each class of shares outstanding were acquired by 2159562 Alberta Ltd. and Mistras Group, Inc. for cash proceeds of $189,888. Transaction expenses totaling $5,569 were incurred by the Company to complete the transaction. Immediately after closing, bank debt totaling $41,836 and related party debt totaling $15,778 were paid in full. All of the employee stock options outstanding vested immediately prior to the transaction and were exercised and paid out in cash totaling $2,261.